UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________

FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2020

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Interlink Plus, Inc.

(Exact name of registrant as specified in its charter)

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Nevada	000-55591	47-3975872
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

4952 S Rainbow Blvd, Suite 326 Las Vegas, NV	89118
(Address of Principal Executive Office)	(Zip Code)

(702) 824-7047

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01  Entry into a Material Definitive Agreement.

Sale of Assets

On February 6, Interlink Plus, Inc., a Nevada corporation (the "Company" or "Interlink"), entered into a Purchase Agreement (the "Asset Purchase Agreement") with Zixiao Chen ("Buyer") for the purchase of assets relating to the Company's two major business segments: travel agency assistance services and convention services (together, the "Business"). In consideration for the assets of the Business, Buyer transferred to the Company 2,000,000 shares of the Company's common stock (the "Shares") and agreed to assume and discharge any and all liabilities relating to the Business accruing up to the effective time of the Asset Purchase Agreement. The Shares will be retired and restored to the status of authorized and unissued shares.

Sale of Preferred Stock

The Company entered into that certain Restricted Stock Purchase Agreement dated February 5, 2020, by and between the Bruce A Cassidy 2013 Irrevocable Trust ("Investor") and the Company (the "Stock Purchase Agreement") in connection with the sale and issuance of 300,000 shares of a new class of preferred stock designated "Series B Convertible Preferred Stock" (the "Series B Shares"). The board of directors designated the terms and conditions of the Series B Convertible Preferred Stock in a Certificate of Designation, which the Company filed with the Nevada Secretary of State on January 31, 2020 (the "Certificate of Designation"), pursuant to its authority to do so without shareholder approval as set forth in the Company's articles of incorporation, as amended. The number of shares constituting the Series B Convertible Preferred Stock is 5,000,000 shares.

In consideration for issuance of the Series B Shares to Investor, Investor agreed to: (i) pay the Company $1,000,000 in immediately payable funds; (ii) transfer to the Company 60,000,000 shares of the Company's common stock represented by stock certificate number 166, all of which will be retired and restored to the status of authorized and unissued shares; (iii) transfer to the Company 2,654,000 shares of the Company's Series A Preferred Stock represented by stock certificate 1006, all of which will be retired and restored to the status of authorized and unissued shares; and (iv) forgive debt in the amount of $1,000,000 in principal and all accrued and unpaid interest due thereunder evidenced by a promissory note dated December 18, 2019 made jointly by Loop Media, Inc. a Delaware corporation ("Loop") and its then wholly-owned subsidiary ScreenPlay, Inc. (ScreenPlay was merged into Loop effective January 24, 2020).

The terms of the Series B Convertible Preferred Stock are substantially similar to those of the Series A Convertible Preferred Stock, except that in the event of the liquidation, dissolution or winding up of the affairs of the Company, whether voluntary or involuntary, the holders of the Series B Convertible Preferred Stock then outstanding shall be entitled to receive, out of the assets of the Company available for distribution to its shareholders, an amount equal to $1.00 per share of Series B Convertible Preferred Stock before any payment shall be made or any assets distributed to the holders of common stock or Series A Convertible Preferred Stock.

Similar to the Series A Convertible Preferred Stock, the Series B Convertible Preferred Stock is convertible at any time at the discretion of the holder thereof into shares of common stock at a conversion rate of one hundred (100) shares of common stock for every one (1) share of Series B Convertible Preferred Stock. Therefore, the Series B Shares are convertible into 30,000,000 shares of the Company's common stock. Furthermore, the holders of Series B Convertible Preferred Stock have the right to cast one hundred (100) votes for each one (1) share of Series B Convertible Preferred Stock held of record on all matters submitted to a vote of holders of the common stock, including the election of directors, and all other matters as required by law.

The foregoing summaries of the Asset Purchase Agreement, the Stock Purchase Agreement and the Certificate of Designation do not purport to be complete and are qualified in their entirety by reference to the Asset Purchase Agreement, the Stock Purchase Agreement and the Certificate of Designation, copies of which are filed as Exhibits 2.2, 10.2 and 3.1, respectively, to this Current Report on Form 8-K (this "Report") and incorporated herein by reference.

Item 2.01  Completion of Acquisition or Disposition of Assets.

As previously disclosed on January 6, 2020, Interlink entered into an Agreement and Plan of Merger (the "Merger Agreement") by and among Interlink, Interlink's wholly owned subsidiary, Loop Media Acquisition, Inc., a Delaware corporation ("Merger Sub") and Loop.

Effective February 5, 2020, Merger Sub merged with and into Loop (the "Merger"). Loop was the surviving corporation and, as a result of the Merger, became a wholly owned subsidiary of Interlink.

Pursuant to the Merger Agreement, at the effective time of the Merger:

•Loop's outstanding 159,603,970 shares of common stock were exchanged for an aggregate of 159,603,970 shares of the Company’s common stock;

•Loop's outstanding options to purchase 10,000,000 shares of common stock were exchanged for options to purchase 10,000,000 shares of the Company’s common stock;

•Loop's outstanding warrants to purchase 8,326,064 shares of common stock were exchanged for warrants to purchase 8,326,064 shares of the Company’s common stock (the "Warrants"); and.

•Loop's outstanding debt convertible into approximately 8,787,500 shares of common stock was assumed by the surviving corporation and will be amended to provide for the conversion into approximately 8,787,500 shares of the Company’s common stock (the "Convertible Debt").

The Warrants are held by five people and are exercisable for a period of ten years from the date the original warrants to purchase common stock of Loop were issued to the holders. The Warrants provide for the purchase of shares of the Company's common stock an exercise price of $0.5677 per share. The Warrants are exercisable either for cash or on a cashless basis. The number of shares of common stock deliverable upon exercise of the Warrants is subject to adjustment for subdivision or consolidation of shares and other standard dilutive events.

The Convertible Debt is evidenced by three separate promissory notes. Two of the promissory notes in the aggregate principal amount of $3,000,000, dated October 31, 2019, earn interest at the annual rate of 10%. Interest accrued from October 31, 2019 through April 30, 2020 shall, at our, option, be paid in full to holder on May 1, 2020 or added to the principal balance of the note as of such date. Accrued unpaid interest is payable monthly beginning June 1, 2020 through December 1, 2020. Any outstanding principal balance and accrued unpaid interest is payable in equal monthly installments beginning January 1, 2021 until all outstanding principal balance and accrued unpaid interest is paid in full no later than December 1, 2023. The outstanding principal and accrued and unpaid interest under these two notes is convertible into shares of the Company's common stock at the conversion price of $0.40 per share. The conversion price is subject to adjustment for subdivision or consolidation of shares and other standard dilutive events. The third promissory note in the principal amount of $250,000 as of the effective time of the Merger, earns interest at the annual rate of 11%, and is due and payable in full no later than January 8, 2021. The outstanding principal and accrued and unpaid interest under this note is convertible into shares of the Company's common stock at the conversion price equal to the lesser of: (i) ($0.25); and (ii) the offering price paid by unaffiliated investors for one (1) share of Interlink common stock under any planned private offering of such securities by Interlink in connection with the Merger. The conversion price is subject to adjustment for subdivision or consolidation of shares and other standard dilutive events.

Immediately following the Merger, the Company had 167,357,367 shares of common stock issued and outstanding. The pre-Merger shareholders of the Company retained an aggregate of 7,753,397 shares of outstanding common stock, representing approximately 4.6% ownership of the issued and outstanding shares of common stock of the post-Merger Company. Upon conversion of the Company's 346,000 outstanding shares of preferred stock on a 1 to 100 basis, the pre-Merger shareholders of the Company retained an aggregate of 42,353,397 shares of common stock, representing approximately 21% ownership of the post-Merger Company. Therefore, upon consummation of the Merger, there was a change in control of the Company, with the former owners of Loop effectively acquiring control of the Company.

The Merger was treated as a recapitalization and reverse acquisition of the Company for financial accounting purposes. Loop is considered the acquirer for accounting purposes, and the Company’s historical financial statements before the Merger have been replaced with the historical financial statements of Loop before the Merger in future filings with the SEC.

The parties intend for the Merger to qualify as a tax-free exchange under Section 351 of the Internal Revenue Code of 1986, as amended.

The foregoing summaries of the Merger Agreement and the Warrants do not purport to be complete and are qualified in their entirety by reference to the Merger Agreement, form of Warrants and the Convertible Debt, copies of which are filed as Exhibits 2.1, 4.1 and 4.2 to this Report and incorporated herein by reference.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Items 1.01 and 2.01 and 3.02 above and in Items 5.01 and 5.03 below is incorporated by reference into this Item 3.03.

Item 3.02  Unregistered Sales of Equity Securities.

Merger Consideration

The issuance of the Merger Shares, the Options, the Warrants and the Convertible Debt in connection with the Merger are exempt from registration under Section 4(a)(2), Regulation S, Rule 506 of Regulation D and Rule 701 as promulgated by the SEC under of the Securities Act of 1933, as amended (the "Securities Act"), as transactions by an issuer not involving any public offering, based on the Company's belief that the issuance of such securities did not involve a public offering, there were fewer than 35 "non-accredited" investors, all of whom, either alone or through a purchaser representative, had such knowledge and experience in financial and business matters so that each was capable of evaluating the risks of the investment and/or were located outside the United States.

Sale of Preferred Stock

The offers, sales and issuances of the Series B Shares were deemed to be exempt from registration under the Securities Act in reliance on Section 4(a)(2) of the Securities Act as transactions by an issuer not involving a public offering. The recipient of the Series B Shares acquired the securities for investment only and not with a view to or for sale in connection with any distribution thereof and represented to us that they could bear the risks of the investment and could hold the securities for an indefinite period of time, and appropriate legends were affixed to the securities issued in these transactions. The recipient of the Series B Shares also represented to us in connection with its purchase that it was an accredited investor within the meaning of Rule 501 of Regulation D under the Securities Act.

Item 3.03  Material Modification to Rights of Security Holders.

The information set forth in Items 1.01 and 2.01 above is incorporated by reference into this Item 3.03.

Item 5.01  Change in Control of Registrant.

The information set forth in Item 2.01 above and in Item 5.02 below is incorporated by reference into this Item 5.01.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the effective time of the Merger, Mr Jon Niermann was appointed to fill the vacancy on the board of directors of the Company until his successor shall be duly elected and qualified, or until his earlier resignation or removal in accordance with the Company's Bylaws.

At the effective time of the Merger, Mr. Roger Tichenor resigned from all his officer positions with the Company and the following officers were appointed by the board of directors of the Company to serve in such capacities until their respective successors are duly appointed and qualified, or until their earlier resignations or removals in accordance with the Company's Bylaws:

Name	Office
Jon Niermann	Chief Executive Officer Principal Executive Officer
President
James Cerna	Chief Financial Officer Principal Financial Officer Principal Accounting Officer Secretary Treasurer

Biographical information concerning Mr. Niermann and Mr. Cerna is as follows:

Jon Niermann; Age 54: Mr. Niermann has been the President and CEO of Loop Media, Inc. since he co-founded it in 2016.  Mr. Niermann has more than 30 years of media, entertainment and tech industry experience. Mr. Niermann’s career began with 15 years at The Walt Disney Company that saw him rise from a marketing representative for the Disney Channel to Managing Director of Walt Disney International, Asia-Pacific, where he managed teams and offices across the region. Following a successful run with Disney, Niermann spent seven years as President, Electronic Arts Asia, where he helped convert the company’s business model from packaged goods distribution to a digital download online business. During his time with EA Asia, his team created the company’s first mobile games business as well as their first online gaming platform with FIFA Online in Korea and further enriched his cultural and business understanding of the Asia Pacific region. Mr. Niermann left the corporate world after 22 years to start his own company, FarWest Entertainment. FarWest’s objective was to bridge Asia’s entertainment landscape with the rest of the world via English-language pan-Asian original productions like Asia Uncut on Fox’s Star World network, the region’s only late night English talk show which he hosted and won the Asian Television Award for Best Entertainment Host after his first year. Mr. Niermann and FarWest also helped launch Asia Pop 40, the region’s only weekly top music chart countdown show. Asia Pop 40 launched in Singapore in 2013 and now has over 100 markets. After 15 years of living in Hong Kong, Shanghai, Singapore and Tokyo, Mr. Niermann, his wife and three children moved back to California where he co-founded Loop Media in 2016. Mr. Niermann attended The University of Denver for his BSBA degree and received his MBA from UCLA’s Anderson School of Business. He has been a member of YPO since 2003, has served on board at the Center for Global Management at UCLA’s Anderson School since 2010 and recently joined the advisory board of the Los Angeles Sports and Entertainment Commission.

James J Cerna Jr.; Age 51: Mr. Cerna brings 30 years' experience in public companies and over 20 years in the C-suite. Most recently he was CEO of FogChain Inc., a publicly traded software company headquartered in the Silicon Valley. From 2014 to 2017 he was CEO and CFO of SauceLabs Inc, one of the largest software testing companies in the world. He served as the President and Chief Executive Officer of Armada Oil, Inc. until the closing of the Armada business combination with Mesa Energy, Inc. in March of 2013, at which time he became President of Armada Oil, Inc.  From May 2006 to May 2009, Mr. Cerna served as Chairman of the Board of Lucas Energy, Inc. (NYSE: LEI), and was also CEO and President thereof from May 2006 until September 2008. From 2004 to 2006, Mr. Cerna was President and CEO of the privately held Lucas Energy Resources. He was the founder and CEO of NetCurrents, Inc., (NASDAQ: NTCS), an early ASP modeled BI organization that focused on Internet information monitoring and analysis from 1998-2001.

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 31, 2020, the Company filed the Certificate of Designation which sets forth the rights, preferences, restrictions and other matters relating to the Series B Shares.

As set forth above, the Merger will be treated as a reverse merger for accounting purposes under U.S. generally accepted accounting principles. The Company has elected to change its fiscal year from June 30 to December 31 following the Merger.

To the extent required by Item 5.03 of Form 8-K, the information contained in Items 1.01, 2.01 and Item 3.03 above is incorporated by reference into this Item 5.03.

Item 7.01  Regulation FD Disclosure.

On February 6, 2020, the Company and Loop issued a joint press release announcing consummation of the Merger. A copy of the joint press release is attached hereto as Exhibit 99.1.

The information in this Report furnished pursuant to Item 7.01 and the press release included as Exhibit 99.1 of Item 9.01 shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. This information shall not be incorporated by reference into any registration statement pursuant to the Securities Act. The furnishing of the information in this Report is not intended to, and does not, constitute a representation that such furnishing is required by Regulation FD or that the information contained in this Report constitutes material investor information that is not otherwise publicly available.

Item 8.01. Other Events.

As described earlier in this Report, following the effective time of the Merger and the sale of the Business, Loop, the Company's wholly-owned subsidiary, will continue its pre-Merger business and operations. Information regarding Loop's historic business is set forth below. For purposes of this Item 8.01, references to "we," "us," and "our" refer to Interlink Plus, Inc. and its direct and indirect subsidiaries on a consolidated:

Market and Industry Data

Information included in this Report relating to our industry, industry size, share of industry sales, industry position, industry capacities, industry demand, growth rates, and other industry data consists of estimates based on Reports compiled by professional third-party organizations and analysts, data from external sources, our knowledge of our sales and the industry in which we operate, and our own calculations based on such information. While we have compiled, extracted and reproduced industry data from external sources, including third-party, industry or general publications, we have not independently verified the data. Similarly, while we believe our management estimates to be reasonable, they have not been verified by any independent sources. Forecasts and other forward-looking information with respect to industry and ranking are subject to the same qualifications and additional uncertainties regarding the other forward-looking statements in this Report.

Among others, we refer to estimates compiled by the following industry sources:

•comScore, Inc., or comScore, an agency that measures audiences, advertising, and consumer behavior;

•The Recording Industry Association of America (RIAA), an organization that conducts consumer, industry, and technical research;

•Billboard, a trade publication devoted to music news;

•International Federation of the Phonographic Industry (IFPI), a group which releases an annual Global Music Report shedding light on trends in the industry;

•Alpha Data (formerly, but commonly known as BuzzAngle Music), a music analytics firm which provides statistics for the music industry, including record sales and music streaming;

•Statista.com, or Statista, a business analytics platform.

Overview

Our mission is to deliver an engaging premium short-form video experience linking out-of-home with in-home via a continuous loop of curated and personalized social viewing experiences.

When we formed Loop in May 2016, the music video industry was dominated by one music video company (Vevo, which was initially formed by two of the major labels) and its partner YouTube. User Generated video choices were also available. People were watching music videos online, but the market needed an alternative to YouTube, a better way to deliver content, and a legal, simpler way to view videos. We set out to create a product that provided a better way for both artists and consumers to benefit from the digital transformation of the music video industry. Loop was founded on the belief that we could offer a better consumer experience for viewing music videos.

We have one of the largest music video libraries available. The foundation of our company was built around "OOH" (or Out-of-Home) servicing: providing licensed music videos to public venues. Our premium service, or Premium Service, provides subscribers with unlimited, high-quality streaming access to our full catalog. The Premium Service offers a commercial-free music experience with several interactive search and social media features that the market is lacking right now.

Our upcoming ad-supported service, or Ad-Supported Service, has no subscription fees and will provide users with limited on-demand online access to a vast library through dozens of our curated lists that we produce and update on a regular basis. Our business to business, or B2B, music video service has been supporting the hospitality and retail industries with music video services for about 20 years, originally under the company Screenplay, Inc. which we acquired in 2018.

We anticipate our users will be highly engaged and we have programmed in many features to our services to make sure they stay engaged. We will monetize our service through both subscriptions and advertising. We have two distinct service offerings: our B2B music video service and our Direct to Consumer, or D2C, music video service. Although they live independently, they thrive together. Our B2B service is targeted at commercial outlets throughout North America. With this service we build tools to assist our clients in programming their in-store monitors and audio systems. Our service allows our B2B clients to create the perfect in-venue environment for their business and is already distributed to thousands of venues directly by Loop or via third party distributors.

An upcoming feature will allow us to engage customers while they are at one of our venues through social media applications and on-screen identification. The goal is to get the customer to download our D2C application which will allow them the opportunity to influence what is playing on select screens while in the venue (at the venue’s discretion). Using the D2C application the user will be able to access a large variety of playlists in the free advertising supported version of the application. Premium Service subscribers will be able to access even more content and features in the paid version of our application. If user engagement declines or if we fail to continue to grow our Ad-Supported user base or Premium Service subscriber base, our revenue growth will be negatively impacted.

Our Market and Industry

The Global streaming music industry, led by giants Spotify and YouTube, reached over 1 billion users in 2019 and is predicted to show 6% growth each year between 2020 and 2024 (Statista.com). With a Global penetration rate of 13.9% that is expected to reach 15% by 2021, this growth is led by a US Market with a penetration rate of over 40%. With Spotify reaching a milestone of 110 million users in 2019 (they nearly doubled between early 2017 and 2019), users’ love of on-demand streaming has grown in tandem with the company’s expansion.

•Videos are king: 2019 Worldwide on-demand streams hit over 5 trillion, with video streams doubling those of audio streams and audio plus video reaching 1.72 trillion and 3.4 trillion respectively (BuzzAngleMusic). The IFPI Global Music Report found that consumers spend about 3.5 hours per week listening to music via video streaming - the equivalent to about 70 3-minute music videos. While overall streaming was up 29.3% from 2018, on-demand video streams earned a bigger uptick (40.7%) more than on-demand audio streams, which rose 23.8%. Those video streams account for 52% of on-demand music streaming globally, with 47% taking place on YouTube (Billboard). It’s also important to note that, of the 30 most-viewed YouTube videos of all time, 28 of them are music videos.

•On-demand streaming drives overall growth:  On-Demand Streams in 2019 accounted for 85% of all music consumption in the United States - that’s a 7.6 point jump from 2018 (77%) (BuzzAngleMusic). The highest rate of growth for use of streaming services is in the 35-64 age group. 54% of 35-64 year olds used a music streaming service in the past month.

•Paid subscribers drive spending:  The IFPI Global Music Report found that 52% of 16-24 year olds used paid streaming in the last month (highest amongst all age brackets, with 63% of them having used an audio streaming service in the last day).

•Music streaming is increasingly mobile:  IFPI found that 27% of the Global share of music listening is done on a smartphone, but almost half amongst 16-24 year olds, suggesting an importance for any streaming platform to be mobile-ready.

•Digital signage is a powerful promotional tool:  The digital signage market is expected to grow globally from USD 18.55 billion in 2019 to USD 31.71 billion by 2025, at a CAGR of 8%. Moving forward, North America is estimated to dominate the signage market over the forecast period, owing to the presence of major vendors in the United States and also due to early adoption of and advancements in technology. Furthermore, the advancements in display technology are also likely to drive the market. Asia Pacific is anticipated to overtake Europe, in terms of market share, by 2024, mainly owing to the growing awareness regarding benefits of digital signage. In 2018, the retail sector accounted for the maximum market share.

Loop is one of the Largest In-Venue providers of Music Videos

Loop has transformed the way venues throughout the world program the audio and video within their venues. At the core of our business is a philosophy rooted deeply in the customer experience. Our mission is to ensure a pitch-perfect audio-visual environment for the spaces we service. With usage rights to one of the largest music video catalogs in the world, Loop is uniquely positioned to continue to lead the industry with music video services.

Today, millions of people around the world view our playlists in hospitality and retail venues through the Loop B2B service. For 20 years we have been providing music videos to retail and hospitality venues throughout the United States and, in a limited manner, throughout the world. The major labels have provided very few music video licenses to companies in the retail and hospitality market, and we are the largest company in our category. However, there is still a lot of growth available in this market. Capital investment in equipment has been a major barrier to entry for many venues. To address this issue Loop has recently released our Loop Player, bringing the cost of specialty equipment down by over 80%. Now even the smallest of coffee shops can afford the Loop service. The new Loop Player will also be the key to gaining entry into franchise and chain store business who want a lightweight, interactive solution for their expanding A/V needs.

With the introduction of our D2C service we will be able to take the programing and music video management experience we have developed in our B2B service to the under-serviced consumer market. Although there are other avenues to watch individual music videos on-line, there is a shortage of professionally produced music video programs available. We are transforming the music video industry by allowing users to move from a "transaction-based" experience of viewing music video to an "access-based" model which allows users to stream individual music videos on demand. In addition to being able to play individual music videos, users of our premium version will also be able to program their own playlists in ways that have never before been available to the general public. Even our advertising-enabled free service will be revolutionary in the way that brings dozens of professionally produced video programs to the market at no cost to the viewer.

Loop - Building a B2B and D2C Market

Loop has created a platform where users can access the best short form content wherever and whenever they are. Through our business solutions, Loop is servicing a broad swath of commercial establishments with hand-curated playlists and aggregated short-form content, including movie trailers, sports highlights and viral videos. We help create the perfect environment for customers in a broad variety of establishments, primarily focusing on bars, gyms and restaurants, but rapidly expanding to other sectors.

In launching our mobile application, we will be meeting the next generation where they discover content - on their phones. Our beautifully curated platform makes finding new music a simple and exciting process for users. By creating a tie-in experience with venues - live Loops - we are also closing the circuit and uniting artists, venues and consumers in a single, unified ecosystem.

We are focused on enabling the best of breed platform of music videos for our users through our range of products and services.

Benefits for users of B2B Streaming Application:

-Proprietary hardware: Customers can purchase Loop player which comes with an expanded local memory. The Loop player has more memory for offline caching and provides a failsafe in the event of loss of internet. The B2B streaming player is also equipped with a wide range of direct inputs for various A/V setups including audio and stereo outputs, ethernet plugin, USB 2, USB 3, HDMI, SD input and Bluetooth.

-Playlists built for businesses: We offer a curated experience designed to meet the specific needs of commercial venues. Our playlists are all between 5-10 hours long to prevent repeats and are pre-screened for content that may not be appropriate for businesses (including content that might disrupt the auditory flow of a business, inappropriate imagery, etc.).

-Corporate control: We understand that our standards might be different than those of business owners, so we’ve given B2B users the ability to control what content their patrons see. Business owners can filter out content based on ratings or explicit language, and even control which genres to exclude from their programming. Business owners can also use our scheduling function to play specific playlists that highlight the natural rhythms of their businesses (Everything from Happy Hour to Ladies Night).

-Digital signage: We help businesses improve their bottom line by pairing engaging visuals with signage advertising food and beverage specials, events and more. We’ve seen businesses improve sales on specialty drink items by almost 2.5 times the system average using our digital signage packages.

-Alternate content streams: In addition to our main music video offerings, we also provide viral video content, movie trailers and highlights for sports fans. This allows our customers to tailor content depending on the specific zone, time of day and any other unique circumstances.

-Unique customer engagement: Future releases will allow mobile app users to interact with the content on public screens, taking into account their unique preferences and giving them another platform for social engagement via comments and shout outs. We have engineered an experience for consumers that deepens their connection with traditional retail spaces, forging valuable connections for businesses trying to get an edge in a competitive space.

Benefits for Users of Mobile Consumer App:

-A curated, human experience: Our content team is fervently devoted to building playlists for any situation. We’ve created over 200 playlists from every major genre and for every mood. While we favor new music, users will find old classics on our lists as well.

-Discovery: We sift through dozens of videos every day on the hunt for great content from both new and established artists. While we receive videos from all 3 major labels, our independent status allows us to display any artists we feel are creating compelling art. We frequently showcase independent artists on our playlists to help consumers find their new favorite video. In an increasingly fractured media landscape, we are committed to using preferences and user data paired with our human curation to find the superstars our users might not have heard already.

-Connection: A signature feature of our app is the Loop: a 24/7 live channel of videos where users can comment, leave videos shoutouts and influence what plays next. Combining both the thrill of live streaming, the comments section of traditional social media and tangible connection to physical venues, Loops are a completely new way to experience music videos. Traditional businesses can create a Loop and broadcast what is playing at their venue. Artists can share their favorite music with fans and pop in from time to time with a shoutout. Users can experience new videos with their friends or alongside popular influencers. The connections that we are enabling with Loop are both familiar and exciting - a perfect blend of new technology and much of what has already made other social networks massively successful.

Benefits for Creators

Loop provides a large platform for creators and artists to connect with existing fans and to be discovered by new fans.

•Discovery: with thousands of tracks being uploaded to DSPs and 300 hours of content being uploaded to YouTube every minute, it is difficult even for established artists to cut through the noise. Loop’s platform is built specifically for music videos, and our team works endlessly to help surface artists that we believe deserve a breakthrough.

•Analytics: We can provide numerous analytics for artists including streaming counts, the number of real-time users on a Loop, song performance data, playlist placements and information about public performance in venues all over the country.

•A new form of fan interaction: artists’ Loops are an incredible way for musicians to showcase the songs to which they are listening, but they also offer artists the opportunity to have a live, face-to-face interaction with fans via shoutouts. This can be a great way to hear from fans about potential collaborators, to get feedback on a new song, or to premier new music.

Our Business Model

We offer premium and free music video plans for business owners as well as a free mobile streaming app for iOS. Our B2B clientele is clustered in the bar and restaurant industries, but we service clients in health & fitness, hospitality and even the military. The synergistic relationship between our mobile and B2B streaming applications will allow the growth in our business subscriptions to fuel expansion and adoption of our mobile streaming application by exposing potential users to our application in retail spaces. Premium B2B subscribers can enjoy longer playlists and create their own custom mixes by importing Spotify playlists.

We’ve added additional content streams to provide our customers with supplementary content including movie trailers, collegiate and professional sports highlights and viral videos. These provide complementary income streams to our core music video offering. We plan to add additional content pieces via strategic partnerships as well as some smaller original productions such as hosted countdown or chart shows with Loop VJ’s; while some competitors have focused on so-called "background entertainment" including slow moving scenery and shoegaze visuals, we have worked to identify, secure and provide short form content for an engaged consumer and continue to look for other high quality premium short-form content that works well in a public screen experience. Other such content could include news aggregation, extreme sports clips or short-form stand up comedy clips.

Digital signage and advertising packages round out a third income stream. At present, we allow business owners to customize their digital signage and display as an overlay or as a ticker scrolling across the bottom. This is one of our most valuable and lucrative packages for business owners, as it allows them to pair compelling visuals with messaging about their products.

Future Developments

Loop will invest in further development and technological enhancements. In addition, while we will not spend major amounts on original content, we will produce some affordable and appealing content unique to our platform that would work for both B2B and D2C.

Loop also plans to focus intently on the university market via on-campus venues, nearby venues and to students directly. We are capable of creating customized playlists and offerings of music videos and local sports highlights and campus happenings via our digital signage offerings to create customized campus loops (i.e. The Stanford Loop, The University of Illinois Loop, Duke Loop, etc.). This will allow deep localized experiences that result in loyal users of the app as well as engaged venues on and near campus with more relevant and appealing content on their screens.

Our Growth Strategies

We believe we can grow our business in several areas, including:

•Expanding our B2B Distribution via aggressive pricing, reliable small "Plug N Play" hardware and appealing content

•Using that B2B exposure to market to and attract app downloads for our D2C offering

•Expansion into international territories starting with Canada and Latin America then to other countries and continents over 2020-2022

•Introducing a new linear OTT/CTV (Over the Top/Connected TV) offering featuring a multitude of 24/7 music video channels and another channel featuring movie trailers

•Potential M&A opportunities of related companies

Certain Risks Associated with our Business and of Owning the Our Common Stock

Our business and owning our common stock are subject to numerous risks and uncertainties, including, but are not limited to, the following:

•your ability to sell your common shares at or above the price you bought them for due to (i) our listing not having the same safeguards as an underwritten initial public offering, which may result in the public price of our common shares being volatile and declining significantly upon listing, or (ii) the failure of an active, liquid, and orderly market for our common shares to develop or be sustained;

•our ability to attract prospective business and users and to retain existing business and users;

•our dependence upon third-party licenses for video recordings and musical compositions;

•our ability to comply with the many complex license agreements to which we are a party;

•our ability to generate enough revenue to be profitable or to generate positive cash flow on a sustained basis;

•our lack of control over the providers of our content and their effect on our access to music videos and other content;

•our ability to accurately estimate the amounts payable under our license agreements;

•the limitations on our operating flexibility due to the minimum guarantees required under certain of our license agreements;

•our ability to obtain accurate and comprehensive information about music compositions in order to obtain necessary licenses or perform obligations under our existing license agreements;

•potential breaches of our security systems; and

•assertions by third parties of infringement or other violations by us of their intellectual property rights;

Item 9.01  Financial Statements and Exhibits.

(a)  Financial Statements of Businesses Acquired.

The Company intends to file the financial statements of Loop Media required by Item 9.01(a) as part of an amendment to this Report no later than 71 calendar days after the required filing date for this Report.

(b)  Pro Forma Financial Information.

The Company intends to file the pro forma financial information required by Item 9.01(b) as part of an amendment to this Report no later than 71 days after the required filing date for this Report.

(d) Exhibits.

Exhibit Number	Description

2.1

Agreement and Plan of Merger by and between Interlink Plus, Inc., Loop Media Acquisition, Inc. and Loop Media, Inc. dated January 3, 2020 (Filed with the SEC on January 6, 2020, as Exhibit 2.1 to the Company’s Current Report on Form 8-K, dated January 3, 2020, which exhibit is incorporated herein by reference).

2.2	Purchase Agreement by and between Interlink Plus, Inc. and Zixiao Chen, dated February 6, 2020.
3.1	Certificate of Designation of Interlink Plus, Inc. for Series A Convertible Preferred Stock
4.1	Form of Warrant
4.2	Form of First Amended and Restated Convertible Promissory Note
10.1	Restricted Stock Purchase Agreement by and between Interlink Plus, Inc. and Bruce A Cassidy 2013 Irrevocable Trust, dated February 5, 2020.
99.1	Press Release of Interlink Plus, Inc. dated February 6, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: February 6, 2020	INTERLINK PLUS, INC.

	By:	/s/ Jon Niermann
Jon Niermann, CEO

EXHIBIT INDEX

Exhibit Number	Description

2.1

Agreement and Plan of Merger by and between Interlink Plus, Inc., Loop Media Acquisition, Inc. and Loop Media, Inc. dated January 3, 2020 (Filed with the SEC on January 6, 2020, as Exhibit 2.1 to the Company’s Current Report on Form 8-K, dated January 3, 2020, which exhibit is incorporated herein by reference).

2.2	Purchase Agreement by and between Interlink Plus, Inc. and Zixiao Chen, dated February 6, 2020.
3.1	Certificate of Designation of Interlink Plus, Inc. for Series A Convertible Preferred Stock
4.1	Form of Warrant
4.2	Form of First Amended and Restated Convertible Promissory Note
10.1	Restricted Stock Purchase Agreement by and between Interlink Plus, Inc. and Bruce A Cassidy 2013 Irrevocable Trust, dated February 5, 2020.
99.1	Press Release of Interlink Plus, Inc. dated February 6, 2020